Exhibit 3.41

ARTICLES OF INCORPORATION

OF

INTERVAL WORLD TRAVEL, INC.

WE, the undersigned, hereby associate ourselves together for the purpose of becoming a corporation under the Laws of the State of Florida, by and under the provisions of the Statutes of the State of Florida, providing for the formation, liability, rights, privileges and immunities of corporations for profit.

ARTICLE I.

The name of this corporation shall be:

INTERVAL WORLD TRAVEL, INC.

ARTICLE II.

The general nature of the business and the object and purposes proposed to be transacted and carried on, are to do any and all of the things mentioned herein, as fully and to the same extent as natural persons might or could do, viz:

1.             To engage in providing services to the travel industry.

2.             To take, acquire, buy, hold, own, maintain, work, develop, sell, convey, lease, mortgage, exchange, improve and otherwise invest in and dispose of real estate and real property or any interest or rights therein without limit as to the amount; to do all things and engage in all activities necessary and proper or incidental to the business of investing in and developing real estate.

3.             To sell at wholesale and retail and to deal in any manner whatever in all types and descriptions or property; to do all things and engage in all activities necessary and proper or incidental in wholesale and retail business.

4.             To conduct and carry on the business of builders and contractors for the purpose of building, erecting, altering, repairing or doing any other work in connection with any and all classes of building and improvements of any kind and nature, whatsoever, including the building, rebuilding, alteration, repairing or improvement of houses, factories, buildings, works, or erections of every kind and description whatsoever including the location, laying out and constructing of roads, avenues, docks, slips, sewers, bridges, wells, walls, canals, railroads or street railways, power plants and generally in all classes of buildings, erections and works, both public and private, or integral parts thereof, and generally to do and perform any and all works as builders and contractors, and with that end in view to solicit, obtain, make, perform and carry out contracts covering the building and contracting business and the work connected therewith.

5.             To manufacturer, buy, sell, trade and deal in all and every kind of material product, manufactured and unmanufactured, iron, steel, wood, brick, cement, granite, stone, and other products and materials, including the quarrying of stone, to buy, acquire, hold, use, employ, mortgage, convey, lease, and dispose of patent rights, letters, patent processes, devices, inventions, trademarks, formulas, goodwill, and other rights, to lend money on bonds secured by mortgage and real property and to make advances from time to time on bonds secured by mortgage and real property and to make advances from time to time on bonds secured by mortgage for future advances on real estate, but nothing herein set forth shall give or be construed to give said corporation any banking powers.

6.             To purchase, acquire, hold, and dispose of stocks, bonds, and other obligations including judgments, interest, accounts or debts of any corporation, domestic or foreign (except moneyed or transportation or banking, or insurance corporations) owning or controlling any articles which are or might be or become useful in the business of this company, and to purchase, acquire, hold and dispose of stocks, bonds, or other obligations including judgments, interest, accounts or debts of any corporation, domestic or foreign (except moneyed or transportation or banking or insurance corporation) engaged in a business similar to that of this company, or engaged in the manufacturer, use or sale of property, or in the construction or operation of works necessary or useful in the business of this company, or in which, or in connection with which, the manufactured articles, product or property of this company may be used, or of any corporation with which this corporation is or may be used, or of any corporation with which this corporation is or may be authorized to consolidate according to law, and this company may issue in exchange therefor the stocks, bonds or other obligations of this company.

7.             To purchase, take and lease, or in exchange, hire or otherwise acquire any real or personal property, rights or privileges suitable or convenient for any of the purposes of this business, and to purchase, acquire, erect and construct, make improvements of buildings or machinery, stores or works, insofar as the same may be appurtenant to or useful for the conduct of the business as above specified, but only to the extent to which the company may be authorized by the statutes under which it is organized.

8.             To acquire and carry on all or any part of the business or property of any company engaged in a business similar to that authorized to be conducted by this company, or with which this company is authorized under the laws of this state to consolidate, or whose stock the company under the laws of this state and the provisions of this certificate is authorized to purchase and to undertake in conjunction therewith, any liabilities of any person, firm, association, or company described as aforesaid, possessing of property suitable for any of the purposes of this company, or for carrying on any business which this company is authorized to conduct, and as for the consideration for the same to pay cash or to issue shares, stocks and obligations of this company.

9.             To purchase, subscribe for or otherwise acquire and to hold the shares, stocks, or obligations of any company organized under the laws of this state or of any other state, or of any territory of the United States, or of any foreign country, except moneyed or transportation or banking or insurance corporations, and to sell or exchange the same, or upon the distribution of assets or divisions of profits, to distribute any such shares, stocks, or obligations or proceeds thereof among the stockholders of this company.

10.           To borrow or raise money for any purposes of the company, and to secure the same and interest, or for any other purpose, to mortgage all or any part of the property corporeal or incorporeal rights or franchises of this company now owned or hereafter acquired, and to create, issue, draw and accept and negotiate bonds and mortgages, bills of exchange, promissory notes or other obligations or negotiable instruments.

11.           To guarantee the payment of dividends or interest on any shares, stocks, debentures or other securities issued by, or any other contract or obligation of, any corporation described as aforesaid, whenever proper or necessary for the business of the company, and provided the required authority be first obtained for that purpose, and always subject to the limitations herein prescribed.

12.           To acquire by purchase or otherwise own, hold, buy, sell, convey, lease, mortgage or incumber real estate or other property, personal or mixed.

13.           To buy, sell, and generally trade in, store, carry and transport all kinds of goods, wares, merchandise, provisions and supplies.

14.           And further to do and perform and cause to be done or performed each, any and all of the acts and things above enumerated, and any and all other acts and things insofar as the same may be incidental to or included in any or all of the general powers give, always provided on the grant of the foregoing enumerated powers is upon the express condition precedent that the various powers above enumerated shall be exercised by said company only in case the same are authorized to be exercised by the acts above recited under which said company is organized, and the same shall be exercised by said company only in the manner and to the extent that the same may be authorized to be exercised under the said acts above recited under which it was organized. The said corporation may perform any part of its business outside of the State of Florida, in the other states or colonies of the United States of America, and in all foreign countries.

ARTICLE III.

The maximum number of shares of stock that this corporation is authorized to have outstanding at any time is:

7500 shares at $1.00 par value per share

ARTICLE IV.

The amount of capital with which this corporation will begin business will be not less than Five Hundred Dollars ($500.00).

ARTICLE V.

This corporation is to have perpetual existence.

ARTICLE VI.

The street address of the initial registered office of this corporation is

6075 SUNSET DRIVE, 4th FLOOR
SOUTH MIAMI, FLORIDA 33143

and the name of the initial registered agent of this corporation at that address is

MARK G. LANGER

ARTICLE VII.

The number of directors shall be not less than three (3).

ARTICLE VIII.

The names and street addresses of the first board of directors, who, subject to the provisions of the Certificate of Incorporation, the by-laws and the corporation laws of the State of Florida, shall hold office for the first year of the corporation’s existence, or until their successors are elected and have qualified, are:

Name	Address

AL MANSFIELD	6301 Sunset Drive, South Miami, Florida
CAROLE TAYLOR	6075 Sunset Drive, South Miami, Florida
MARK G. LANGER	6075 Sunset Drive, South Miami, Florida

ARTICLE IX.

The names and street addresses of each subscriber to the Certificate of Incorporation are as follows, to wit:

Name	Address	Shares

AL MANSFIELD	6301 Sunset Drive, South Miami, Florida	200
CAROLE TAYLOR	6075 Sunset Drive, South Miami, Florida	200
MARK G. LANGER	6075 Sunset Drive, South Miami, Florida	200

ARTICLE X.

The corporation shall have the further right and power to:

From time to time to determine whether and to what extent and at what times and places and under what conditions and regulations, the accounts and books of this corporation (other than the stock book) or any of them shall be open to inspection of stockholders; and no stockholder shall have any right of inspecting any account, book or document of this corporation except as conferred by statute, unless authorized by a resolution of the stockholders or board of directors. The corporation may in its by-laws confer powers upon its board of directors or officers, in addition to the foregoing and in addition to the powers authorized and expressly conferred by statute. Both stockholders and directors shall have power, if the by-laws so provide, to hold their respective meetings and to have one or more offices within or without the State of Florida, and to keep the books of this corporation (subject to the provisions of the statutes) outside the State of Florida, at such places as may from time to time be designated by the Board of Directors. The corporation reserves the right to amend, alter, change or repeal any provision contained in the Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

WE, THE UNDERSIGNED, being each and all of the original subscribers to the capital stock hereinabove named for the purpose of forming a corporation for profit to do business both within and without the State of Florida, do hereby make, subscribe, acknowledge and file this Certificate, hereby declaring and certifying that the facts herein stated are true.

/s/ Al Mansfield	(Seal)
AL MANSFIELD

/s/ Carole Taylor	(Seal)
CAROLE TAYLOR

/s/ Mark G. Langer	(Seal)
MARK G. LANGER

STATE OF FLORIDA	)
	)	SS:
COUNTY OF DADE	)

BE IT REMEMBERED that on this day personally appeared before me

AL MANSFIELD, CAROLE TAYLOR AND MARK G. LANGER

the parties to the foregoing Articles of Incorporation, well known to me to be such and severally acknowledged the said Articles to be the free and voluntary act and deed of them, and each of them, each for himself and not for the other, and that the facts herein stated are truly set forth.

WITNESS my hand and notarial seal at Florida, this 18 day of September, 1978.

/s/ Illegible
Notary Public, State of

My commission expires:

CERTIFICATE DESIGNATING PLACE OF BUSINESS OR DOMICILE FOR THE SERVICE OF PROCESS WITHIN FLORIDA, NAMING AGENT UPON WHOM PROCESS MAY BE SERVED.

IN COMPLIANCE WITH SECTION 48.091, FLORIDA STATUTES, THE FOLLOWING IS SUBMITTED:

FIRST—THAT	INTERVAL WORLD TRAVEL, INC.
(NAME OF CORPORATION)

DESIRING TO ORGANIZE OR QUALIFY UNDER THE LAWS OF THE STATE OF FLORIDA, WITH ITS PRINCIPAL PLACE OF BUSINESS AT CITY OF
SOUTH MIAMI,
(CITY)

STATE OF	FLORIDA	, HAS NAMED	MARK G. LANGER	,
	(STATE)		(NAME OF RESIDENT AGENT)

LOCATED AT	6075 SUNSET DRIVE, 4TH Floor ,
(STREET ADDRESS AND NUMBER OF BUILDING,
POST OFFICE BOX ADDRESSES ARE NOT ACCEPTABLE)

CITY OF	SOUTH MIAMI,	STATE OF FLORIDA, AS ITS AGENT TO ACCEPT
(CITY)

SERVICE OF PROCESS WITHIN FLORIDA.

SIGNATURE	/s/ Al Mansfield
(CORPORATE OFFICER)
AL MANSFIELD

TITLE	INCORPORATOR

DATE	SEPTEMBER 18, 1978

HAVING BEEN NAMED TO ACCEPT SERVICE OF PROCESS FOR THE ABOVE STATED CORPORATION, AT THE PLACE DESIGNATED IN THIS CERTIFICATE, I HEREBY AGREE TO ACT IN THIS CAPACITY, AND I FURTHER AGREE TO COMPLY WITH THE PROVISIONS OF ALL STATUTES RELATIVE TO THE PROPER AND COMPLETE PERFORMANCE OF MY DUTIES

SIGNATURE	/s/ Mark G. Langer
(RESIDENT AGENT)
MARK G. LANGER

DATE	SEPTEMBER 18, 1978

ARTICLES OF AMENDMENT TO THE
ARTICLES OF INCORPORATION OF
INTERVAL WORLD TRAVEL, INC.

Pursuant to the provisions of Section 607.181 of the Florida General Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

1.             The name of the corporation is INTERVAL WORLD TRAVEL, INC.

2.             The following Amendment of the Articles of Incorporation was adopted by the shareholders of the corporation on January 21, 1985, in the manner prescribed by the Florida General Corporation Act:

The name of the corporation shall
be WORLDEX TRAVEL CENTERS, INC.

3.             The number of shares of the corporation outstanding at the time of the adoption was 500, and the number of shares entitled to vote thereon was 500.

4.             The shareholders of the corporation voted unanimously in favor of the Amendment.

Dated January 21, 1985

INTERVAL WORLD TRAVEL, INC.

BY:	/s/ Kenneth V. Knight
Kenneth V. Knight, President

and

BY:	/s/ Allen F. Burkett
Allen F. Burkett, Secretary

STATE OF FLORIDA	)
	)	ss.
COUNTY OF DADE	)

BEFORE ME, the undersigned authority, personally appeared Kenneth V. Knight and Allen F. Burkett, President and Secretary, respectively, of Interval World Travel, Inc., who are to me well known to be the persons described in and who subscribed the above Articles of

Amendment to the Articles of Incorporation, and they did freely and voluntarily acknowledge before me according to the law they made and subscribed the same for the use and purposes therein mentioned and set forth.

IN WITNESS WHEREOF, I have hereunto set my hand and my official seal, at Miami, Dade County, Florida, this 21st day of January, 1985.

/s/ Illegible
Notary Public, in and for the State
of Florida at Large

My Commission Expires:

ARTICLES OF AMENDMENT
OF
ARTICLES OF INCORPORATION
OF
WORLDEX TRAVEL CENTERS, INC.

Pursuant to the provisions of Section 607.1006, Florida Statutes, WORLDEX TRAVEL CENTERS, INC., a Florida corporation, adopts and files the following articles of amendment to its articles of incorporation:

ARTICLE I.

It is desirable to change the name of the Corporation from Worldex Travel Centers, Inc. to Interval Travel, Inc.

ARTICLE II.

Pursuant to Sections 607.1003 and 607.0821, Florida Statutes, the Board of Directors of the Corporation, by unanimous written consent of its members dated October 19, 1999, adopted a resolution proposing and declaring advisable the following amendment to the Articles of Incorporation of the Corporation:

RESOLVED that the Articles of Incorporation of the Corporation shall be amended by changing ARTICLE I to read as follows:

“The name of the Corporation shall be INTERVAL TRAVEL, INC.”

ARTICLE III.

In lieu of a meeting and vote of stockholders, the sole stockholder of the Corporation has given written consent dated October 19, 1999 of said amendment in accordance with the provisions of Section 607.0704, Florida Statutes.

ARTICLE IV.

These Articles of Amendment shall be effective when filed.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed this 20th day of October, 1999.

WORLDEX TRAVEL CENTERS, INC.

By:	/s/ Jeanette E. Marbert
Jeanette E. Marbert, Chief Operating Officer

ARTICLES OF AMENDMENT
TO
ARTICLES OF INCORPORATION
OF
INTERVAL TRAVEL, INC.

Pursuant to the provisions of Section 607.1006, Florida Statutes, INTERVAL TRAVEL, INC., a Florida corporation (Document Number 587356), adopts and files the following articles of amendment to its articles of incorporation:

ARTICLE I.

It is desirable to change the name of the Corporation from Interval Travel, Inc. to Worldwide Vacation & Travel, Inc.

ARTICLE II.

Pursuant to Sections 607.1003 and 607.0821, Florida Statutes, the Board of Directors of the Corporation, by unanimous written consent of its members dated May 18 , 2005, adopted a resolution proposing and declaring advisable the following amendment to the Articles of Incorporation of the Corporation:

RESOLVED that the Articles of Incorporation of the Corporation shall be amended by changing ARTICLE I to read as follows:

The name of the Corporation shall be: WORLDWIDE VACATION & TRAVEL, INC.

ARTICLE III.

In lieu of a meeting and vote of shareholders, the sole shareholder of the Corporation has given written consent dated May 18, 2005 of said amendment in accordance with the provisions of Section 607.0704, Florida Statutes.

ARTICLE IV.

These Articles of Amendment shall be effective on June 15, 2005.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed this 18 day of May, 2005.

INTERVAL TRAVEL, INC.

By:	/s/ Jeanette E. Marbert
Jeanette E. Marbert, Chief Operating Officer